Exhibit 99.2

Thomas C. Horne

Attorney General

(Firm State Bar No. 14000)

Lynette Evans, State Bar No. 021069

Alyse Meislik, State Bar No. 024052

Assistant Attorneys General

Telephone: (602) 542-7701

Facsimile: (602) 542-4377

Office of the Attorney General

1275 West Washington Street

Phoenix, Arizona 85007

consumer@azag.gov

Attorneys for Arizona Department of Insurance

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA

IN AND FOR THE COUNTY OF MARICOPA

STATE OF ARIZONA, ex rel. CHRISTINA URIAS, Director of Insurance,	Case No.: CV 2011 - 018714
Petitioner,	ORDER DIRECTING FULL AND EXCLUSIVE POSSESSION AND CONTROL OF INSURER

vs.

PMI Mortgage Insurance Co., an Arizona Corporation,

Respondent.

On Petitioner’s Verified Petition for Order to Take Full and Exclusive Possession and Control pursuant to A.R.S. § 20-172, and pending the hearing and determination of the Application for Appointment of Receiver and Order to Show Cause to be filed in this matter:

NOW, THEREFORE, IT IS ORDERED that Christina Urias, Director of the Department of Insurance, is directed to take possession and control of PMI Mortgage Insurance Co. (“PMI”), pending a hearing on the appointment of a receiver for this insurer, and with the full and exclusive power of management and control of PMI, with power to continue or to discontinue the business of PMI, to stop or limit the payment of obligations of PMI, to employ any necessary assistants, to execute any instrument in the name of PMI, and to commence, defend and conduct in the PMI name in any action or proceeding in which PMI may be a party.

DONE IN OPEN COURT this 20th day of October, 2011.

/s/ Mark H. Brain
Judge of the Superior Court
Mark H. Brain

#2370199